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                                                              Exhibit 99(d)(ii)


Any questions regarding this form or Offer may be directed to The Altman Group, Inc., the Information Agent at (800)870-0126.

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                        NON-TRANSFERABLE RIGHTS OFFERING

                            H&Q HEALTHCARE INVESTORS

                          NOTICE OF GUARANTEED DELIVERY
         TO BE DELIVERED PRIOR TO 5:00 P.M., EASTERN TIME, JUNE 18, 2004
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As set forth in the Prospectus under "Payment for Shares," this form or one substantially equivalent hereto may be used by a New York Stock Exchange member firm or bank or trust company as a means of exercising Rights and effecting subscription and payment for all shares of the Trust's shares of beneficial interest ("Shares") subscribed for under the Primary Subscription and the Over-Subscription Privilege. Such form may be delivered by hand or sent by facsimile transmission, overnight courier or first-class mail to the Subscription Agent prior to 5:00 p.m., Eastern time, on June 18, 2004 (the "Expiration Date"). If sent by facsimile, the original executed form must also be sent promptly thereafter by hand or mail delivery.

               THE SUBSCRIPTION AGENT IS: EQUISERVE TRUST COMPANY


     BY FIRST CLASS MAIL:                   BY HAND:                     BY OVERNIGHT COURIER:
   EquiServe Trust Company          EquiServe Trust Company            EquiServe Trust Company
Attn: Corporate Reorganization   Securities Transfer & Reporting    Attn: Corporate Reorganization
       P.O. Box 859208           100 Williams Street, 3rd Floor          161 Baystate Drive
     Braintree, MA 02185                New York, NY 10038               Braintree, MA 02184

        BY FACSIMILE:                                                  CONFIRM BY TELEPHONE TO:
       (781) 380-3388                                                  (781) 843-1833, Ext. 200
                                                                        (No Inquiries Please)

DELIVERY OF THIS INSTRUMENT TO AN ADDRESS, OR TRANSMISSION OF INSTRUCTIONS VIA A TELECOPY FACSIMILE NUMBER, OTHER THAN AS SET FORTH ABOVE, DOES NOT CONSTITUTE A VALID DELIVERY.

This notice specifies the number of Shares subscribed for under both the Primary Subscription and the Over-Subscription Privilege and guarantees (a) payment in full for all subscribed Shares (which full payment then must be delivered no later than the close of business on June 23, 2004 (the third business day after the Expiration Date)) and (b) a properly completed and signed copy of the Exercise Form (which Form then must be delivered no later than the close of business on June 23, 2004 (the third business day after the Expiration Date)). Failure to do so will result in a forfeiture of the Rights. In the event that the Subscription Price exceeds the Estimated Subscription Price, an invoice will be sent for any additional amounts due. Payment for such additional amounts, if any must be made by June 30, 2004. In the event the Subscription Price is less than the Estimated Subscription Price, the Subscription Agent will mail a refund to exercising shareholders.

                                    GUARANTEE

The undersigned, a member firm of the New York Stock Exchange or a bank or trust company having an office or correspondent in the United States, guarantees delivery to the Subscription Agent, of (a) payment of the full Subscription Price for Shares subscribed for under the Primary Subscription and any additional Shares subscribed for pursuant to the Over-Subscription Privilege, as subscription for such Shares is indicated herein or in the Exercise Form, by the close of business on June 23, 2004 and (b) a properly completed and executed Exercise Form by the close of business on June 23, 2004.

FOR COMPLETION BY:         EQUISERVE TRUST COMPANY
MUST BE RECEIVED BY:       5:00 P.M., JUNE 18,2004 (NEW YORK TIME)

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                                          BROKER ASSIGNED CONTROL #____________


                            H&Q HEALTHCARE INVESTORS


1. Primary              Number of Rights to be           Number of Primary                Payment to be made in
   Subscription         exercised                        Subscription shares requested    connection with Primary
                                                         for which you are                Subscription shares
                                                         guaranteeing delivery of
                                                         Rights and payment

                        ____________ Rights              _______________ Shares           $____________

2. Over-Subscription                                     Number of Over-Subscription      Payment to be made in
   Privilege                                             Privilege shares requested       connection with
                                                         for which you are                Over-Subscription Privilege
                                                         guaranteeing payment             shares


                                                         _______________ Shares           $____________

3. Totals               Total number of Rights to be     Total number of Shares to be
                        delivered                        delivered                        TOTAL PAYMENT

                        ____________ Rights              _______________ Shares           $____________

Method of delivery (circle one)

A. Through DTC

B. Direct to EquiServe Trust Company, as Subscription Agent. Please reference below the registration of the Rights to be delivered:

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PLEASE ASSIGN A UNIQUE CONTROL NUMBER FOR EACH GUARANTEE SUBMITTED. This number needs to be referenced on any direct delivery of Rights or any delivery through DTC. In addition, please note that if you are submitting a guarantee for Over-Subscription Privilege shares and are a DTC participant, you must also execute and forward to EquiServe Trust Company a DTC Participant
Over-Subscription Privilege Exercise Form.

--------------------------------------------------------       -----------------------------------------------------
                      Name of Firm                                             Authorized Signature

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                 DTC Participant Number                                                Title

--------------------------------------------------------       -----------------------------------------------------
                        Address                                             Name (Please Type or Print)

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 City                   State             Zip Code                                 Phone Number

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                      Contact Name                                                     Date